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News Release

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                  AT&T ANNOUNCES PLAN TO SPIN OFF LIBERTY MEDIA
                   Liberty Media to Become Independent Company

FOR RELEASE WEDNESDAY, NOVEMBER 15, 2000

         NEW YORK - AT&T today announced that its Board of Directors had voted to spin off Liberty Media Group, which it acquired through its acquisition of TeleCommunications, Inc. (TCI). The company said the spin off is subject to a favorable tax ruling. AT&T expects to convert the Liberty Media tracking stock into an asset-based security and launch Liberty Media Group as an independent, publicly traded company in the second quarter of 2001. The new asset based security will be issued to holders of Liberty Media tracking stock in exchange for their shares of Liberty Media tracking stock.

         AT&T said the spin off is consistent with the rationale behind the company's recent decision to restructure into four companies. The spin off would better enable Liberty Media to raise capital on its own, use its stock as currency in acquiring, merging or partnering with other companies and help the public markets to better value Liberty Media. This action would alleviate the competitive and conflict of interest concerns that arise from the differing business directions of AT&T and Liberty Media. It would also reduce regulatory concerns arising from the FCC's interpretation of its new cable ownership and attribution rules.

         This step also gives AT&T the option of deciding to use the spin off of Liberty Media to comply in large part with one of the three conditions set forth by the Federal Communications Commission in its June order approving AT&T's merger with MediaOne.

         AT&T intends to seek rulings from the Internal Revenue Service that the Liberty Media spin off is tax-free to AT&T, Liberty Media and their shareowners. AT&T does not anticipate the need for other regulatory, Department of Justice or court approval, but said that certain existing agreements would require modification. While the company said it is confident that it will receive all necessary approvals, there can be no guarantee that the spin-off plan will be implemented or that changes in the plan will not be made.

         Financial details on the transaction will be released as they become available in accordance with securities regulations.

         In March of 1999, TCI combined Liberty Media Group, its programming arm, and TCI Ventures Group, its technology investment unit, to form the new Liberty Media Group. In connection with the closing of the AT&T and TCI merger, the shareowners of the new Liberty Media Group were issued separate tracking stock by AT&T in exchange for the shares held in Liberty Media Group and TCI
Ventures Group. Although Liberty Media is a 100-percent-owned-subsidiary of AT&T, it has been accounted for as an equity investment. Under the tracking stock arrangement, all of Liberty Media's earnings and losses have been excluded from the earnings available to the AT&T Group common shareowner.

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         The  foregoing  are  "forward-looking  statements"  which  are based on management's beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside AT&T's control, that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see AT&T's filings with the Securities and Exchange Commission. Investors and security holders may obtain a free copy of AT&T's filings when they become available at the Securities and Exchange Commission's website at http://www.sec.gov. In addition, these materials and other documents may be obtained for free from AT&T by directing a request to AT&T at 295 North Maple Drive, Basking Ridge, NJ 07920; Attn: Investor Relations. AT&T disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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